                                                             Exhibit 24(b)(5)(b)


                                   SCHEDULE A
                                       TO
                               FIRST AMENDMENT TO
                         INVESTMENT ADVISORY AGREEMENT

                  SCHEDULE OF ANNUAL INVESTMENT ADVISORY FEES
                  -------------------------------------------

Fund                                    Annual Advisory Fee
----                                    -------------------

The Kent Money Market Fund              0.40% of the Portfolio's average daily net assets

The Kent Michigan Municipal             0.40% of the Portfolio's average daily net assets
  Money Market Fund

The Kent ValuePlus Equity Fund          0.70% of the Portfolio's average daily net assets

The Kent Expanded Market                0.70% of the Portfolio's average daily net assets
  Equity Fund

The Kent International Equity           0.75% of the Portfolio's average daily net assets
  Fund

The Kent Index Equity Fund              0.30% of the Portfolio's average daily net assets

The Kent Limited Maturity               0.50% of the Portfolio's average daily net assets
  Fund

The Kent Fixed Income Fund              0.55% of the Portfolio's average daily net assets

The Kent Medium Term Tax                0.50% of the Portfolio's average daily net assets
  Exempt Bond Fund

The Kent Michigan Municipal             0.45% of the Portfolio's average daily net assets
  Limited Maturity Bond Fund

The Kent Limited Maturity               0.45% of the Portfolio's average daily net assets
  Tax Exempt Bond Fund

The Kent Tax Free Income Fund           0.55% of the Portfolio's average net assets

The Kent Income Fund                    0.60% of the Portfolio's average net assets

Amended: February 1, 1995
         ----------------